Exhibit 24

MERCANTILE BANKSHARES CORPORATION
POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name as a director of Mercantile Bankshares Corporation the Annual Report on Form 10-K of Mercantile Bankshares Corporation for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission and to file the same with the Securities and Exchange Commission, with all exhibits and schedules thereto, and other documents in connection therewith, and any and all further amendments to said report, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

/s/ Cynthia A. Archer	Director	March 9, 2004

Cynthia A. Archer

/s/ R. Carl Benna	Director	March 9, 2004
R. Carl Benna

/s/ Richard O. Berndt	Director	March 9, 2004
Richard O. Berndt

/s/ Howard B. Bowen	Director	March 9, 2004
Howard B. Bowen

/s/ William R. Brody	Director	March 9, 2004
William R. Brody

/s/ Eddie C. Brown	Director	March 9, 2004
Eddie C. Brown

/s/ George L. Bunting	Director	March 9, 2004
George L. Bunting

/s/ Anthony W. Deering	Director	March 9, 2004
Anthony W. Deering

/s/ Darrell D. Friedman	Director	March 9, 2004
Darrell D. Friedman

/s/ Freeman A. Hrabowski	Director	March 9, 2004
Freeman A. Hrabowski

/s/ Robert A. Kinsley	Director	March 9, 2004
Robert A. Kinsley

/s/ Morton B. Plant	Director	March 9, 2004
Morton B. Plant

/s/ Christian H. Poindexter	Director	March 9, 2004
Christian H. Poindexter

/s/ Clayton S. Rose	Director	March 9, 2004
Clayton S. Rose

/s/ James L. Shea	Director	March 9, 2004
James L. Shea

/s/ Donald L. Shepard	Director	March 9, 2004
Donald L. Shepard